Exhibit 99.2

SURNA INC.

FORM OF [NON-QUALIFIED][INCENTIVE] STOCK OPTION AGREEMENT

FOR

1. Grant of Option. Surna Inc., a Nevada corporation (the “Company”), hereby grants, as of this ___ day of _____________, 2017 (the “Date of Grant”), to __________ (the “Optionee”) an option (the “Option”) to purchase ___________ shares of the Company’s common stock, $0.00001 par value per share (the “Shares”), at an exercise price per share equal to $[____] (the “Exercise Price”). The Option shall be subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement (the “Agreement”). The Option is being granted pursuant to the Company’s 2017 Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein for all purposes. The Option is a [Non-Qualified][Incentive] Stock Option, and not an [Incentive][Non-Qualified] Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3. Exercise and Vesting Schedule. Except as otherwise provided in Section 4 or Section 7 of this Agreement, and notwithstanding any provisions of the Plan, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has vested and becomes exercisable with respect to the specified number of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, for the exercisable portions at any time or from time to time prior to the termination of the Option as provided in Section 7 hereof. The following schedule indicates the exercise and vesting schedule (the “Vesting Schedule”) upon which the Optionee shall be entitled to exercise the Option with respect to the specified number of Shares granted as indicated in the Vesting Schedule:

a. Time-based Options.

Number of Shares underlying Time-based Options	Vesting Schedule
_________ shares	Vest and become exercisable on _________, if the Continuous Service of the Optionee continues through and on that date
_________ shares	Vest and become exercisable on _________, if the Continuous Service of the Optionee continues through and on that date
_________ shares	Vest and become exercisable on _________, if the Continuous Service of the Optionee continues through and on that date

b. Performance-based Options.

Number of Shares underlying Performance-based Options	Vesting Schedule
__________ shares	Vest and become exercisable on _______, if ____________ (provided the Continuous Service of the Optionee continues through and on ________)
__________ shares	Vest and become exercisable on _______, if ____________ (provided the Continuous Service of the Optionee continues through and on ________)
__________ shares	Vest and become exercisable on _______, if ____________ (provided the Continuous Service of the Optionee continues through and on ________)

The Time-based Options and the Performance-based Options are referred to herein collectively as the “Options.” Any Performance-based Options that do not vest on the date specified above due to failure to meet the applicable performance threshold will be forfeited on such date.

There shall be no proportionate or partial vesting of Options in the periods prior to each vesting date, and except as otherwise provided in Section 3 hereof, all vesting of Options shall occur only as set forth in the foregoing Vesting Schedules.

[Insert definitions for performance thresholds used to determine the vesting of Performance-based Options]

Notwithstanding any other provisions in this Agreement or the Plan to the contrary, any equity-based incentive or other compensation paid to the Optionee pursuant to this Agreement which is subject to recovery under any law, governmental regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

4. Acceleration of Exercisability of Option. Upon the termination of the Optionee’s Continuous Service, any unvested portion of the Option shall terminate and be null and void, except as follows:

a. Change of Control. In the event that (i) there is a “Change in Control” (as defined in the Plan) that occurs prior to the date on which any unvested portion of the Option become fully vested, and (ii) during the period following the date of such Change in Control, the Company terminates the Optionee’s employment other than for Cause (as defined in the Plan), then ___% of the unvested portion of the Option as of the date of such termination shall vest and become exercisable (other than those Performance-based Options that have been previously forfeited due to failure to meet the performance threshold).

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b. Death. Notwithstanding any provisions of the Plan, if the Optionee’s Continuous Service should terminate due to the Optionee’s death, then _____________________________. Any other unvested portion of the Option at the time of the Optionee’s death under Section 3 shall be forfeited.

c. Termination by the Company without Cause. Notwithstanding any provisions of the Plan, if the Optionee’s employment with the Company should terminate at the election of the Company without Cause, then ________________________________. Any other unvested portion of the Option at the time of the Optionee’s termination of employment by the Company without Cause under Section 3 shall be forfeited.

5. Method of Exercise. The vested portion of the Option shall be exercisable in whole or in part in accordance with the Vesting Schedule set forth in Section 3 hereof by written notice to the Secretary of the Company, in substantially the form attached hereto as Exhibit A, as the Company may modify from time to time, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan (the “Exercise Notice”). The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail or overnight courier to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised after both (a) receipt by the Company of the Exercise Notice accompanied by the Exercise Price, and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable federal or state withholding requirements. Prior to the Company’s delivery of any Shares pursuant to any exercise of the Option, the Committee may, in its absolute discretion, require the Optionee to remit to the Company the amount, if any, that is necessary to be withheld in accordance with applicable federal or state withholding requirements. No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

6. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash, (b) check or wire transfer, or (c) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

7. Termination of Option. Notwithstanding any provisions of the Plan, any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

a. unless the Committee otherwise determines in writing in its sole discretion, _______ days after the date on which the Optionee’s Continuous Service is terminated other than (i) by the Company with or without Cause, or (ii) by reason of the death of the Optionee;

b. immediately upon the termination of the Optionee’s Continuous Service by the Company or an affiliate for Cause;

c. ____ days after the date on which the Optionee’s Continuous Service is terminated (i) by the Company without Cause, or (ii) by reason of the death of the Optionee; or

d. the ______ [not to exceed tenth, or fifth in case of Incentive Stock Option granted to 10% shareholder] anniversary of the date as of which the Option is granted.

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8. Transferability. The Option granted hereby may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Optionee to any party, or assigned or transferred by the Optionee otherwise than as set forth in the Plan. Upon any attempt to transfer, assign, negotiate, pledge, or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment, or similar process contrary to the provisions hereof, the Option shall immediately become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

9. No Rights of Stockholders. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

10. No Right to Continued Employment. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11. Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the state of Colorado (without reference to the conflict of laws rules or principles thereof).

12. Interpretation; Provisions of Plan Control. This Agreement is subject to all the terms, conditions, and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations, and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, except as specifically set forth in this Agreement, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement, unless shown to have been made in an arbitrary and capricious manner.

13. Notices. Any notice required or permitted by any provisions of this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if delivered personally or sent by registered or certified mail or overnight delivery (with evidence of delivery) charges prepaid, to the address of the party, in the case of the Company, to the Company’s Secretary at 1780 55th Street, Suite A, Boulder, Colorado 80301, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section. Notices are deemed to have been received on the date that they are delivered to the address.

14. Section 409A.

a. It is intended that the Option awarded pursuant to this Agreement be exempt from Section 409A of the Code (“Section 409A”) because it is believed that (i) the Exercise Price may never be less than the Fair Market Value of a Share on the Date of Grant and the number of shares subject to the Option is fixed on the original Date of Grant, (ii) the transfer or exercise of the Option is subject to taxation under Section 83 of the Code and Treas. Reg. 1.83-7, and (iii) the Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed, or substituted for, converted or otherwise modified without the Optionee’s prior written consent if and to the extent that the Company believes or reasonably should believe that such amendment, adjustment, assumption, or substitution, conversion, or modification would cause the award to violate the requirements of Section 409A. In the event that either the Company or the Optionee believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, then the Committee may (acting alone and without any required consent of the Optionee) amend this Agreement in such manner as the Committee deems necessary or appropriate to be exempt from or otherwise comply with the requirements of Section 409A (including without limitation, amending the Agreement to increase the Exercise Price to such amount as may be required in order for the Option to be exempt from Section 409A).

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b. Notwithstanding the foregoing, the Company does not make any representation to the Optionee that the Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Optionee or any Beneficiary for any tax, additional tax, interest or penalties that the Optionee or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

15. Miscellaneous.

a. Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

b. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

c Adjustments. The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 10(c) of the Plan.

d. No Registration Obligation; Restrictions on Transfer of Shares. The Optionee understands that the Option is not registered under the Securities Act of 1933, as amended (the “1933 Act”) and, unless by separate written agreement, the Company has no obligation to so register the Option or any of the Shares issuable upon the exercise of the Option. The Optionee represents that the Option is being acquired for the Optionee’s own account and, unless registered by the Company, the Shares issued upon the exercise of the Option will be acquired by the Optionee for investment. The Optionee further understands and agrees that the Shares issued upon the exercise of the Option may not be resold or otherwise transferred unless they are registered under the 1933 Act and any applicable federal and state securities laws, or an exemption from such registration is available. Accordingly, the Optionee must be willing and able to bear the economic risk of the Optionee’s investment in the Shares for an indefinite period. The Optionee further understands that there is currently a trading market for the Shares, but there is no assurance that a trading market for the Shares will continue in the future. The Optionee understands that the Option is, and the Shares underlying the Option may be, issued to the Optionee in reliance upon one or more exemptions from registration under the 1933 Act, and acknowledges and agrees that all certificates for the Shares issued upon exercise of the Option may bear the following legend unless such Shares are registered under the 1933 Act prior to their issuance:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

The Optionee further understands and agrees that the Option may be exercised only if at the time of such exercise the Shares underlying the Option are registered under the 1933 Act or the Company determines that an exemption from registration is available under the 1933 Act and applicable state or other laws.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this ___ day of ________, 20__.

COMPANY:

SURNA INC.

By:
Name:
Title:

The Optionee acknowledges receipt of a copy of the Plan and represents that the Optionee has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement. The Optionee further represents that the Optionee has had an opportunity to obtain the advice of counsel and tax adviser prior to executing this Agreement.

Dated: __________, 20__	OPTIONEE:

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EXHIBIT A

NOTICE OF EXERCISE

UNDER

[NON-QUALIFIED] [INCENTIVE] STOCK OPTION AGREEMENT

SURNA INC.

2017 EQUITY INCENTIVE PLAN

Surna Inc.
1780 55th Street, Suite A
Boulder, Colorado 80301	Date of Exercise:

Ladies and Gentlemen:

1 Exercise. Pursuant to this notice of exercise (“Notice”), the undersigned hereby elects to purchase the number of shares of the Company’s common stock under that certain [Non-Qualified] [Incentive] Stock Option Agreement dated ________, 20__ by and between the undersigned and the Company (the “Option Agreement”):

Number of Shares as to which Option is Exercised:

Exercise Price per Share:	$

Total exercise price (“Exercise Price”):	$

2.	Method of Payment. The undersigned hereby elects to pay the Exercise Price by:

[  ] Cash (enclosed with this Notice)

[  ] Check (enclosed with this Notice)

[  ] Wire Transfer

Prior to the Company’s delivery of any Shares pursuant to any exercise of the Option, the undersigned acknowledges and agrees that the undersigned shall be responsible for remitting to the Company the amount, if any, that is necessary to be withheld in accordance with applicable federal or state withholding requirements.

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3.	Certificate Delivery.

Please issue the certificates in name of:

Please deliver the certificates to:

4. [Incentive Stock Option. By this exercise, the undersigned agrees to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two (2) years after the date of grant of this Option or within one (1) year after such Shares are issued upon exercise of this Option.]

5. No Registration Obligation; Restrictions on Transfer of Shares. The undersigned understands and agrees that the Option may be exercised only if at the time of such exercise the Shares underlying the Option are registered under the Securities Act of 1933, as amended (the “1933 Act”) or the Company determines that an exemption from registration is available under the 1933 Act and applicable state or other laws. The Company has no obligation to register any of the Shares issuable upon the exercise of the Option under the 1933 Act. The Optionee represents that the Option is being acquired for the undersigned’s own account and, unless registered by the Company, the Shares issued upon the exercise of the Option will be acquired by the undersigned for investment. The undersigned further understands and agrees that the Shares issued upon the exercise of the Option may not be resold or otherwise transferred unless they are registered under the 1933 Act and any applicable federal and state securities laws, or an exemption from such registration is available. Accordingly, the undersigned must be willing and able to bear the economic risk of the undersigned’s investment in the Shares for an indefinite period. The undersigned further understands that there is currently a trading market for the Shares, but there is no assurance that a trading market for the Shares will continue in the future. The undersigned understands that the Shares underlying the Option may be issued to the undersigned in reliance upon one or more exemptions from registration under the 1933 Act, and acknowledges and agrees that all certificates for the Shares issued upon exercise of the Option may bear the following legend unless such Shares are registered under the 1933 Act prior to their issuance:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

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6. Definitions. Unless otherwise provided herein, terms used herein that are defined in the Plan or the Option Agreement and not defined herein shall have the meanings attributed thereto in the Plan or the Option Agreement.

Very truly yours,

By:
Name:
Address:

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